UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2017

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183

Registrant's telephone number, including area code
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ICU Medical, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2017. At the Annual Meeting, the Company's stockholders approved the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan (the “Amended Plan”), which amends and restates the Company’s 2011 Stock Incentive Plan (the “Original Plan”). The Amended Plan was adopted by the Company’s Board of Directors (the “Board”) on March 27, 2017, subject to receiving stockholder approval at the Annual Meeting.

The Amended Plan makes the following material changes to the Original Plan:

•	Increases the number of shares available by 1,425,000 shares to a total of 4,179,510 shares;

•	Limits the number of shares which may be granted as incentive stock options under the Amended Plan to 4,179,510 shares;

•	Imposes a $750,000 limit on the total aggregate value of cash and equity-based awards granted under the Amended Plan to any non-employee director during any calendar year;

•
Provides that awards granted under the Amended Plan on or after its effective date will only accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards;

•
Mandates a vesting period of at least one year for all equity-based awards granted under the Amended Plan, which applies to no less than 95% of the shares authorized for grant (subject to certain limited exceptions); and

•
Dividends and dividend equivalents payable in connection with all awards granted under the Amended Plan will only be paid out to the extent that the time- and performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.

The terms and conditions of the Amended Plan are described in the section entitled “Proposal 2 - Approval of Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan” (the “Stockholder Proposal”) in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2017 (the “Proxy Statement”). The terms and conditions of the Amended Plan in the Stockholder Proposal do not purport to be a complete description of the Amended Plan, and are qualified in their entirety by reference to the complete text of the Amended Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1.  Election of directors.

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Vivek Jain	17,045,643	901,962	1,247,981
George A. Lopez, M.D.	16,448,671	1,498,934	1,247,981
Joseph R. Saucedo	17,173,856	773,749	1,247,981
Richard H. Sherman, M.D.	17,280,731	666,874	1,247,981
Robert S. Swinney, M.D.	17,201,204	746,401	1,247,981
David C. Greenberg	17,384,722	562,883	1,247,981
Elisha W. Finney	17,676,158	271,447	1,247,981
Douglas E. Giordano	17,354,227	593,378	1,247,981

The Company’s stockholders elected each of the director nominees to serve as a director for a term of one year until the 2018 annual meeting of stockholders and until their respective successors are elected and qualified.

Proposal 2. To approve the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
15,534,033	2,387,877	25,695	1,247,981

Proposal 3.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstain	Broker Non-Votes
18,462,105	706,660	26,821	0

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

Proposal 4.  Approve the advisory vote on the Company’s named executive officer compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
17,652,158	268,140	27,307	1,247,981

The Company’s stockholders approved on an advisory basis the Company’s named executive compensation.

Proposal 5.  Advisory vote to determine the frequency of future advisory votes on the Company's named executive officer compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
16,319,015	3,432	1,599,031	26,127	1,247,981

An advisory vote on the frequency of future advisory votes on the Company’s named executive officer compensation was held and the frequency that received the most votes was one year.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: May 12, 2017	/s/ SCOTT E. LAMB Scott E. Lamb Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan